Exhibit 99.1
CEVA, Inc. Announces First Quarter 2011 Financial Results
•	Record quarterly total revenues of $15.1 million, record royalty revenue of $9.2 million, up 42% and 85% year-over-year, respectively

•	Record GAAP and non-GAAP operating margins of 32% and 39%, respectively

•	Three licensing deals concluded for flagship CEVA-XC DSP
MOUNTAIN VIEW, Calif. — April 27, 2011 — CEVA, Inc. (NASDAQ: CEVA); (LSE: CVA), the leading licensor of silicon intellectual property (SIP) platform solutions and DSP cores for the mobile handset, portable and consumer electronics markets, today announced its financial results for the first quarter ended March 31, 2011.
Total revenue for the first quarter of 2011 was a record $15.1 million, an increase of 42% compared to $10.6 million reported for the first quarter of 2010. First quarter 2011 licensing revenue was $5.1 million, representing an increase of 8% when compared to $4.7 million reported for the same quarter a year ago. Royalty revenue for the first quarter 2011 was a record $9.2 million, an increase of 85% compared to $5.0 million reported for the first quarter of 2010. Revenue from services for the first quarter was $0.7 million, a decrease of 18% compared to $0.9 million reported for the first quarter of 2010.
Gideon Wertheizer, Chief Executive Officer of CEVA, stated, “We are very pleased with the level of earnings growth recorded during the first quarter, which reflects the strong licensing and royalty revenue generating capabilities of our business model. Our rapid market share expansion in cellular baseband for both handsets and non-handsets continues, with more than 210 million CEVA-powered wireless chipsets shipped during the quarter. On licensing, our best of breed DSP, the CEVA-XC, was selected by new key players in the wireless infrastructure and smart grid markets, thereby continuing our expansion beyond handsets to new, strategic and high volume markets.”
U.S. GAAP net income for the first quarter of 2011 was $4.7 million, an increase of 126% over $2.1 million reported for the same period in 2010. U.S. GAAP diluted earnings per share for the first quarter of 2011 were $0.19, an increase of 111% compared to $0.09 for the first quarter of 2010.
Non-GAAP net income and diluted earnings per share for the first quarter of 2011 was $5.5 million and $0.23, respectively, representing an increase of 109% and 92%, respectively, over the $2.6 million and

$0.12 reported for the first quarter of 2010. Non-GAAP net income and diluted earnings per share for the first quarter of 2011 and 2010 excluded an aggregate equity-based compensation expense, net of taxes, of $0.9 million and $0.6 million, respectively.
During the first quarter of 2011, the Company concluded seven new license agreements. Four agreements were for CEVA DSP cores, platforms and software, and three agreements were for CEVA SATA/SAS product lines. Target applications for customer deployment are 3G and 4G baseband processors for handsets, infrastructure, smart grid and SSD drives. Geographically, three of the agreements signed were in the U.S., three were in Asia and one in Europe.
Yaniv Arieli, Chief Financial Officer of CEVA, stated, “Our first quarter 2011 financial performance exceeded our expectations and produced the sixth sequential quarter of record royalty revenue. We achieved strong financial results in all aspects of our business, including GAAP and non-GAAP gross margins of 94%, as well as GAAP and non-GAAP operating margins of 32% and 39%, respectively, excluding, for purposes of non-GAAP operating margins, an aggregate equity-based compensation expense of $1 million. We also bolstered our strong balance sheet with the addition of approximately $12 million in positive cash flow. At the end of the quarter, our cash balance, marketable securities and bank deposits totaled $143 million.”
CEVA Conference Call
On April 27, 2011, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time / 1:30 p.m. London time, to discuss the operating performance for the first quarter ended March 31, 2011.
The conference call will be available via the following dial in numbers:
•	US Participants: Dial 1-877-493-9121 (Access Code: CEVA or 57912042)

•	UK/Rest of World: Dial +44-800-051-3806 (Access Code: CEVA or 57912042)
The conference call will also be available live via the Internet at the following link: http://www.videonewswire.com/event.asp?id=78173. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.
For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 (passcode: 57912042) for US domestic callers and +44-800-917-2646 (passcode: 57912042) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on May 04, 2011. The replay will also be available at CEVA’s web site www.ceva-dsp.com.

For More Information Contact:

Yaniv Arieli	Richard Kingston
CEVA, Inc.	CEVA, Inc.
CFO	Director of Marketing & Investor Relations
+1.650.417.7941	+1.650.417.7976
yaniv.arieli@ceva-dsp.com	richard.kingston@ceva-dsp.com
About CEVA, Inc.
CEVA is the world’s leading licensor of silicon intellectual property (SIP) DSP cores and platform solutions for the mobile handset, portable and consumer electronics markets. CEVA’s IP portfolio includes comprehensive technologies for cellular baseband (2G / 3G / 4G), multimedia, HD video and audio, voice over packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2010, CEVA’s IP was shipped in over 600 million devices, powering handsets from 7 out of the top 8 handset OEMs, including Nokia, Samsung, LG, Motorola, Sony Ericsson and ZTE. Today, more than one in every three handsets shipped worldwide is powered by a CEVA DSP core. For more information, visit www.ceva-dsp.com. Follow CEVA on twitter at www.twitter.com/cevadsp.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including Mr. Wertheizer’s statements about CEVA’s ability to expand into new, strategic and high volume markets. The risks, uncertainties and assumptions include: the ability of the CEVA DSP cores and other technologies to continue to be strong growth drivers; the ability of products incorporating CEVA’s technologies to achieve market acceptance; CEVA’s success in penetrating new markets and maintaining its market position in existing markets; the effect of intense industry competition and consolidation; the possibility that the markets for CEVA’s technologies may not develop as expected; CEVA’s ability to timely and successfully develop and introduce new technologies; and general market conditions and other risks relating to CEVA’s business, including, but not limited to, those that are described from time to time in its SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — U.S. GAAP
U.S. dollars in thousands, except per share data

	Quarter ended
	March 31,
	2011	2010
	Unaudited	Unaudited

Revenues:
Licensing	$5,108	$4,722
Royalties	9,206	4,980
Other revenues	738	899

Total revenues	15,052	10,601

Cost of revenues	948	714

Gross profit	14,104	9,887

Operating expenses:
Research and development, net	5,250	4,609
Sales and marketing	2,224	1,808
General and administrative	1,754	1,546

Total operating expenses	9,228	7,963

Operating income	4,876	1,924
Financial income, net	545	557

Income before taxes on income	5,421	2,481
Income tax expenses	770	422

Net income	$4,651	$2,059

Basic net income per share	$0.20	$0.10
Diluted net income per share	$0.19	$0.09
Weighted-average number of Common Stock used in computation of net income per share (in thousands):
Basic	22,692	20,654
Diluted	23,888	21,911

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(U.S. Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,
	2011	2010
	Unaudited	Unaudited

GAAP net income	$4,651	$2,059
Equity-based compensation expense included in cost of revenues	49	18
Equity-based compensation expense included in research and development expenses	378	167
Equity-based compensation expense included in sales and marketing expenses	201	112
Equity-based compensation expense included in general and administrative expenses	326	287
Deferred tax related to equity-based compensation expenses	(84)	—

Non-GAAP net income	$5,521	$2,643

GAAP weighted-average number of Common Stock used in computation of diluted net income per share (in thousands)	23,888	21,911
Weighted-average number of shares related to outstanding options	31	92

Weighted-average number of Common Stock used in computation of diluted net income per share excluding equity-based compensation expense (in thousands)	23,919	22,003

GAAP diluted net income per share	$0.19	$0.09
Equity-based compensation expense	$0.04	$0.03

Non GAAP diluted net income per share	$0.23	$0.12

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in thousands)

	March 31,	December 31,
	2011	2010
	Unaudited	Audited

ASSETS
Current assets:
Cash and cash equivalents	$15,058	$17,098
Marketable securities and short term bank deposits	113,003	98,681
Trade receivables, net	1,172	5,906
Deferred tax assets	1,240	1,288
Prepaid expenses and other accounts receivables	5,120	4,609

Total current assets	135,593	127,582

Long term assets:
Long term bank deposits	15,259	15,173
Severance pay fund	5,682	5,433
Deferred tax assets	831	574
Property and equipment, net	1,296	1,348
Goodwill	36,498	36,498

Total assets	$195,159	$186,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$398	$616
Deferred revenues	376	616
Accrued expenses and other payables	11,088	10,521
Deferred tax liabilities	888	901

Total current liabilities	12,750	12,654

Accrued severance pay	5,735	5,486

Total liabilities	18,485	18,140

Stockholders’ equity:
Common Stock:	23	23
Additional paid in-capital	180,281	176,838
Accumulated other comprehensive income	429	317
Accumulated deficit	(4,059)	(8,710)

Total stockholders’ equity	176,674	168,468

Total liabilities and stockholders’ equity	$195,159	$186,608